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                                                                   Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
MicroTel International, Inc.:

We consent to the use of our report dated December 13, 1996 on the consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows, for the year ended September 30, 1996, and the related financial schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    /s/ KPMG LLP
                                                    KPMG LLP


Orange County, California
September 24, 1999